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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                        AUGUST 27, 1999 (AUGUST 25, 1999)



                        AEGIS COMMUNICATIONS GROUP, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                0-14315             75-2050538
         ----------------       ----------------      -------------------
         (STATE OR OTHER        (COMMISSION FILE        (IRS EMPLOYER
          JURISDICTION OF            NUMBER)          IDENTIFICATION NO.)
          INCORPORATION)


             7880 BENT BRANCH DRIVE, SUITE 150, IRVING, TEXAS 75063
             ------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (972) 830-1800

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ITEM 5.  OTHER EVENTS.

         On August 26, 1999, Aegis Communications Group, Inc., a Delaware corporation (the "Company"), issued a press release announcing that it had entered into an agreement with Questor Partners Fund II, L.P. ("Questor") whereby Questor and related funds have agreed to purchase $46.75 million of newly issued senior voting convertible preferred stock of the Company. The Company stated that proceeds from the investment would be used to reduce debt, provide working capital to fund anticipated growth and possibly to redeem previously issued preferred stock. The proposed transaction is subject to shareholder, bank and regulatory approvals, the amendment of the Company's charter in certain respects to facilitate Questor's investment, and other customary terms and conditions. The Company stated that the transaction is expected to be completed in the fourth quarter of 1999. The Press Release announcing the agreement is filed herewith as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS

                  99.1 Press Release dated August 26, 1999, relating to the proposed sale of preferred stock to Questor




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  August 27, 1999          AEGIS COMMUNICATIONS GROUP, INC.



                                       By:  /s/ Matthew S. Waller
                                          --------------------------------
                                                Matthew S. Waller
                                                EXECUTIVE VICE PRESIDENT
                                                AND CHIEF FINANCIAL OFFICER






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                                INDEX TO EXHIBITS


   Exhibit
    Number        Description
   --------       -----------

         99.1 Press Release dated August 26, 1999 relating to the proposed sale of preferred stock to Questor